For further information, contact:
R.A. Derr II, V.P. & Treasurer
Director of Investor Relations
(609) 896-7632


News Release


FOR IMMEDIATE RELEASE


IMO  INDUSTRIES  SELLS  ITS  GEMS  SENSORS UNIT  TO  DANAHER
CORP.

LAWRENCEVILLE,  NJ (August 29, 1997) - Imo  Industries  Inc.
(NYSE:  IMD) said it has completed the previously  announced
sale   of   its  Gems  Sensors  business  unit  to   Danaher
Corporation.

Gems is a leading manufacturer of level, flow and pressure instruments with annual sales of about $75 million. It has production facilities in Plainville, CT and Basingstoke, England.

Imo,  with  1996  sales of $469 million,  is  a  diversified manufacturer of pumps, power transmission equipment,  remote
control   systems  and  auto  components,  with   operations
worldwide.

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